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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          -----------------------------

___ CHECK IF AN  APPLICATION TO DETERMINE  ELIGIBILITY OF A TRUSTEE  PURSUANT TO
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                              94-1347393
(Jurisdiction of incorporation or
(I.R.S. Employer
organization if not a U.S. national
Identification No.)
bank)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                            94163
(Address of principal executive offices)                   (Zip code)

                              WELLS FARGO & COMPANY
                          Law Department, Trust Section
                                  MAC N9305-172
                  Sixth Street and Marquette Avenue, 17TH floor
                          Minneapolis, Minnesota 55479
                       (612) 667-1234 (Agent for Service)
                          -----------------------------

                       GMACM MORTGAGE LOAN TRUST 2004-HE4
               (Exact name of obligor as specified in its charter)

DELAWARE                                             NOT YET RECEIVED
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)

C\O WILMINGTON TRUST
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DE                                                  19890-0001
(Address of principal executive offices)                        (Zip code)

                          -----------------------------
             GMACM MORTGAGE LOAN-BACKED TERM NOTES, SERIES 2004-HE4
                       (Title of the indenture securities)
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Item 1.  General  Information.  Furnish  the  following  information  as to  the trustee:

               (a)    Name  and  address  of  each   examining  or   supervising
                      authority to which it is subject.

                      Comptroller of the Currency
                      Treasury Department
                      Washington, D.C.

                      Federal Deposit Insurance Corporation
                      Washington, D.C.

                      The Board of Governors of the Federal Reserve System Washington, D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

                      The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                    Wells Fargo Bank, N.A. incorporates by reference into this Form T-1 the exhibits attached hereto.


               Exhibit 1. A copy of the Articles of  Association  of the trustee now in effect. *

               Exhibit 2. A copy of the Comptroller of the Currency  Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

               Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

               Exhibit 4. Copy of By-laws of the trustee as now in effect. *

               Exhibit 5. Not applicable.

               Exhibit 6. The consents of United States  institutional  trustees required by Section 321(b) of the Act.


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               Exhibit 7.  Attached is a copy of the latest  report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               Exhibit 8. Not applicable.

               Exhibit 9. Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.






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                                          SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbia and State of Maryland on the 19th day of October, 2004.






                                  WELLS FARGO BANK, NATIONAL ASSOCIATION



                                    By:  /s/Peter A. Gobell
                                       -----------------------------------
                                  Name:  Peter A. Gobell
                                 Title:  Vice President



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                                   EXHIBIT 6



October 19, 2004


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                     WELLS FARGO BANK, NATIONAL ASSOCIATION



                                     By:  /s/Peter A. Gobell
                                          ------------------------------------
                                   Name:  Peter A. Gobell
                                  Title:  Vice President


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                                    EXHIBIT 7



                             Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
 at the close of business June 30, 2004, filed in accordance with 12 U.S.C.
                           ss.161 for National Banks.


                                                                  Dollar Amounts
                                                                    In Millions

                                                                  --------------
ASSETS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin ............$ 13,514
        Interest-bearing balances ........................................6,815
Securities:
        Held-to-maturity securities ..........................................0
        Available-for-sale securities ...................................31,813
Federal funds sold and securities purchased under agreements to resell:
        Federal funds sold in domestic offices ...........................1,295
        Securities purchased under agreements to resell .....................72
Loans and lease financing receivables:
        Loans and leases held for sale ..................................38,430
        Loans and leases, net of unearned income .......................236,685
        LESS: Allowance for loan and lease losses ........................2,551
        Loans and leases, net of unearned income and allowance .........234,134
Trading Assets ...........................................................4,575
Premises and fixed assets (including capitalized leases) .................3,194
Other real estate owned ....................................................201
Investments in unconsolidated subsidiaries and associated companies ........289
Customers' liability to this bank on acceptances outstanding ................78
Intangible assets
        Goodwill .........................................................8,415
        Other intangible assets ..........................................9,260
Other assets ............................................................12,613

                                                                    -----------
Total assets                                                           $364,698
                                                                    ===========
LIABILITIES
Deposits:
        In domestic offices ...........................................$255,500
               Noninterest-bearing ......................................79,405
               Interest-bearing ........................................176,095
        In foreign offices, Edge and Agreement subsidiaries, and IBFs ...19,351
               Noninterest-bearing ...........................................3
               Interest-bearing .........................................19,348
Federal funds purchased and securities sold under agreements to repurchase:
        Federal funds purchased in domestic offices .....................15,599
        Securities sold under agreements to repurchase ...................2,920



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                                                                  Dollar Amounts
                                                                  In Millions

                                                                 ---------------

Trading liabilities ......................................................3,575
Other borrowed money
        (includes mortgage indebtedness and obligations under
         capitalized leases) ............................................17,550
Bank's liability on acceptances executed and outstanding ....................68
Subordinated notes and debentures ........................................4,541
Other liabilities .......................................................12,296
                                                                        -------
Total liabilities                                                      $331,410

Minority interest in consolidated subsidiaries ..............................54

EQUITY CAPITAL
Perpetual preferred stock and related surplus ................................0
Common stock ...............................................................520
Surplus (exclude all surplus related to preferred stock) ................24,182
Retained earnings ........................................................8,088
Accumulated other comprehensive income .....................................444
Other equity capital components ..............................................0

                                                                       --------
Total equity capital                                                     33,234

                                                                       --------
Total liabilities, minority interest, and equity capital               $364,698
                                                                       ========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                               James E.Hanson
                                                               Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors:
Carrie L. Tolstedt
Howard Atkins
John Stumpf

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